Exhibit 99


                                                           FOR IMMEDIATE RELEASE

CONTACT: SAMUEL L. ERWIN, CEO
CONTACT: WILLIAM W. TRAYNHAM, PRESIDENT AND CFO
PHONE: (803) 535-1060

COMMUNITY BANKSHARES INC. (SC) ANNOUNCES SECOND QUARTER 2007 EARNINGS

ORANGEBURG, South Carolina, July 19, 2007 - Community Bankshares Inc., (AMEX:SCB), announced consolidated net income of $1,470,000 or $.32 per diluted share for the quarter ended June 30, 2007 compared to $1,373,000 or $.30 per diluted share for the quarter ended June 30, 2006, an increase of $97,000 or 7.1%. Second quarter results were impacted by net one time gains of $300,000, primarily associated with the sale of surplus stock of a correspondent bank resulting from the merger of the Company's four bank subsidiaries into one bank late last year.

For the six months ended June 30, 2007 consolidated net income was $2,475,000 or $.56 per diluted share compared to $2,574,000 or $.57 per diluted share for the six months ended June 30, 2006, a decrease of $99,000 or 3.9%.

Consolidated assets for Community Bankshares totaled $585.6 million at June 30, 2007 compared to $578.5 million at December 30, 2006 an increase of $7.1 million or 1.2%. For the same periods, gross loans totaled $447.9 million compared to $409.7 million, an increase of $38.2 million or 9.3%. For the same periods, deposits totaled $480.2 million compared to $483.6 million, a decrease of $3.4 million or 0.7%.

Samuel L. Erwin, Community Bankshares Inc.'s CEO, stated, "The second quarter was one of mixed results for our company. Obviously, earnings still are not where we would like them to be. As with other banks, our earnings were constrained by declining margins and a drop in mortgage income. In addition we continue to absorb the necessary but costly investments in our new computer systems and other infrastructure improvements. On a positive note, our asset quality continued its steady improvement, highlighted by several substantial loan recoveries and a reduction in our loan loss provision expense during the quarter. We saw our loan portfolio grow by a solid 9.3% during the quarter, led by strong growth in the Midlands region. Our investment in Columbia and the Midlands area continues to pay dividends.

"As we look to the second half of the year, management expects that continued improvement in asset quality should allow for continued improvement in provision expense and a resulting positive impact on earnings. In addition, we have embarked upon a process to implement cost savings within our company; a process we hope will improve earnings over time.

"We believe we've built a bank infrastructure, with the personnel and systems, which will enable us to be competitive in the future. We believe that our infrastructure, combined with constantly improving asset quality, will generate success. We also understand that the proof of those assertions will be in the consistent improvement of our operating earnings over time. We look forward enthusiastically to the remainder of this year. We see it as an opportunity to continue to grow a better bank so we can continue to better serve our customers, and, by doing so, better serve our shareholders."

Community Bankshares, Inc.'s common stock is traded on the American Stock Exchange under the ticker symbol SCB. Community Bankshares Inc., based in Orangeburg, South Carolina, is the holding company for Community Resource Bank
N. A.



This press release contains forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements relate to anticipated revenues, gross margins, earnings and profitability, adequacy of the allowance for loan losses, the probability of future large provisions to the allowance for loan losses, expansion of mortgage services marketing, improvement of mortgage services efficiency, and growth of the market for our services and products. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: uncertainties associated with market acceptance of and demand for the company's services and products, impact of competitive products and pricing, dependence on third party suppliers, changes in the economic circumstances of borrowers, deteriorations of the economies of the markets in which the company's customers are located, and uncertainties associated with the development of technology. Investors are directed to the company's 2006 annual report, which is available from the company without charge or from its website, www.communitybanksharesinc.com, for a more complete description of the company's business.

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




                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

All amounts in thousands, except per share data

                                                                       Six months ended June 30,            Quarter ended June 30,
                                                                       -------------------------            ----------------------
Income statement summary                                                2007              2006              2007              2006
------------------------                                                ----              ----              ----              ----
Net interest income ........................................           $10,559           $10,594           $ 5,317           $ 5,367
Provision for loan losses ..................................           $   550           $ 1,290           $   175           $   675
Non-interest income ........................................           $ 4,592           $ 3,994           $ 2,767           $ 2,060
Non-interest expense .......................................           $10,715           $ 9,259           $ 5,601           $ 4,632
Income tax provision .......................................           $ 1,411           $ 1,465           $   838           $   747
  Net income ...............................................           $ 2,475           $ 2,574           $ 1,470           $ 1,373
Basic earnings per common share:
  Average shares ...........................................             4,462             4,424             4,476             4,434
  Earnings per share .......................................           $  0.56           $  0.58           $  0.33           $  0.31
Diluted earnings per common share:
  Average shares ...........................................             4,515             4,495             4,525             4,504
  Earnings per share .......................................           $  0.55           $  0.57           $  0.32           $  0.30
Cash dividends per share ...................................           $  0.24           $  0.22           $  0.12           $  0.11

                                                                        June 30,        At Dec. 31,         June 30,
Balance Sheet summary                                                    2007              2006              2006
---------------------                                                    ----              ----              ----
Gross loans ................................................           $447,945          $409,720           $419,170
Allowance for loan losses ..................................           $  5,733          $  4,662           $  9,871
Total assets ...............................................           $585,565          $578,517           $552,167
Total deposits .............................................           $480,245          $483,621           $459,243
Shareholders' equity .................                                 $ 54,113            52,624             50,803
Common shares outstanding ..................................              4,484             4,441              4,436
Book value per share .......................................           $  12.07          $  11.85           $  11.45


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